Exhibit 10.3

LM FUNDING AMERICA, INC.

2021 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD

[PARTICIPANTID]

[FIRSTNAME] [LASTNAME]

You have been granted an option (your “Option”) to purchase shares (“Shares”) of Common Stock of LM Funding America, Inc. (the “Company”) under the LM Funding America, Inc. 2021 Omnibus Incentive Plan (the “Plan”), effective as of the Grant Date, with the following terms and conditions:

Grant Date:	[_____________], [___]
Vesting Commencement Date	[_________], 20[____]
Type of Option:	[Nonqualified Stock Option] [Incentive Stock Option]
Number of Option Shares:	[SHARES GRANTED]
Exercise Price per Share:	U.S. $[______]
Vesting:

The Option will vest and become exercisable as follows [____________], provided that you remain in continuous employment or service with the Company or an Affiliate until the applicable vesting date.

Upon your termination of employment, or cessation of services to, the Company and its Affiliates prior to the date the Option is fully vested, you will forfeit the unvested portion of the Option.

[Notwithstanding anything in this Option to the contrary, no portion of this Option may be exercised unless and until the Company’s stockholders have voted to approve Plan within one (1) year of the Grant Date.  This Option shall be deemed cancelled and void without any further action by the Company or you if the Company’s stockholders have not approved the Plan on or before the first anniversary of the Grant Date.][1]

Termination Date:

Your Option expires at, and cannot be exercised after, the earliest to occur of:

•The tenth (10th) anniversary of the Grant Date;

•12 months after your termination of employment or service as a result of death or disability (as determined by the Administrator);

•Your termination of employment or service for Cause; or

•90 days after your termination of employment or service for any other reason, provided that if you die during this 90-day period, the exercise period will be extended until 12 months after the date of your death.

If the date this Option terminates as specified above falls on a day on which the stock market is not open for trading or on a date on which you are prohibited by Company policy (such as an insider trading policy) from exercising the Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the tenth (10th) anniversary of the Grant Date.

[1]	To be included in grants made before stockholder approval of Plan.

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Manner of Exercise:

You may exercise your Option only to the extent vested and only if it has not terminated.  To exercise your Option, you must complete the “Notice of Stock Option Exercise” form provided by the Company and return it to the address or send it via facsimile or email as indicated on the form, or use the equity platform or other exercise procedure prescribed by the Company.  The  exercise will not be completed until you pay the total exercise price and all applicable withholding taxes due as a result of the exercise to the Company and, to the extent prescribed by the Company, until you have executed a joinder agreement to any stockholders agreement or similar agreement maintained by the Company and provided any investment representation required by the Company.

If someone else wants to exercise your Option after your death, that person must contact the Company and prove to the Company’s satisfaction that he or she is entitled to do so.

Your ability to exercise your Option may be restricted by the Company if required by applicable law.

No fractional Shares shall be issued pursuant to the grant or exercise of this Option.  The Administrator shall determine whether the cash value of such fraction shall be paid or whether the fraction shall be canceled for no consideration.

Market Stand-Off:

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Stock Option Award without the prior written consent of the Company.  Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company.  In no event, however, shall such period exceed one hundred eighty (180) days.

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Restrictions on Transfer:

Your Option and all rights hereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during your lifetime only by you or your guardian or legal representative.

Taxes:

You (and not the Company or any Affiliate) shall be responsible for your federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by this Option.  You shall rely solely on the determinations of your own tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.  To the extent that the receipt, vesting or exercise of this Option, or other event, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company or its Affiliate at the time the Company or its Affiliate is obligated to withhold taxes in connection with such receipt, vesting, exercise or other event, as the case may be, such amount as the Company or its Affiliate requires to meet its withholding obligation under applicable tax laws or regulations, and if you fail to do so, the Company shall not be obligated to deliver any Shares to you and shall have the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

To the extent permitted by the Company at the time a tax withholding requirement arises, you may satisfy the withholding requirement in whole or in part, by electing to have the Company withhold for its own account that number of Shares otherwise deliverable to you upon exercise having an aggregate Fair Market Value on the date the tax is to be determined equal to the tax that the Company must withhold in connection with the exercise; provided that the amount so withheld shall not exceed the maximum statutory rate to the extent necessary to avoid an accounting charge. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Miscellaneous:

•Neither the Plan nor the grant of the Option shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee of the Company or any of its Affiliates for any period of time, or at any particular rate of compensation.

•The Plan and this Option constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between you and the Company with respect to the subject matter hereof.  You expressly warrant that you are not accepting this Option in reliance on any promises, representations, or inducements other than those contained herein.

•By accepting the grant of your Option, you agree not to sell any Shares acquired in connection with your Option other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

•As a condition of the granting of your Option, you agree, for yourself and your legal representatives or guardians, that this Stock Option Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Stock Option Award or the Plan and any determination made by the Committee pursuant to this Stock Option Award or the Plan shall be final, binding and conclusive.

•Subject to the terms of the Plan, the Committee may modify or amend this Stock Option Award without your consent as permitted by Section 15(c) of the Plan or: (i) to the extent such action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of this Stock Option Award or that such action is in the best interest of you or any other person who may then have an interest in this Stock Option Award.

•This Stock Option Award may be executed in counterparts.

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Your Option is granted under and governed by the terms and conditions of the Plan, including provisions of the Plan relating to the right of the Company to repurchase Shares issued pursuant to the Plan.  The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Option and the Plan, the terms of the Plan shall govern, control and supersede over the provisions of this Option.  Capitalized terms used in this Option and not defined shall have the meanings given in the Plan.

BY ACCEPTING THIS STOCK OPTION AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN.  YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

LM FUNDING AMERICA, INC.OPTIONEE

By:__________________________________________________________

[EXECUTIVE][OPTIONEE]

[POSITION]

Date: _______________________

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LM FUNDING AMERICA, INC.

NOTICE OF STOCK OPTION EXERCISE

Your completed form should be delivered to: _________________________, ____________________________.

Phone: _________________ Fax: ____________________ Email: _____________________

Incomplete forms may cause a delay in processing your option exercise.

OPTIONEE INFORMATION

Please complete the following.  PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME MAY BE ON YOUR SHARES.

Name: ______________________________________________________________________

Street Address: _______________________________________________________________

City: _____________________State: _________________Zip Code: _______________

Work Phone #: (_____) - _______- ________ Home Phone #: (_____) - _______- __________

Social Security #: ______ - _____ - _______

DESCRIPTION OF OPTION(S) BEING EXERCISED

Please complete the following for each option that you wish to exercise.

Grant Date	Exercise Price Per Share	Number of Option Shares Being Purchased	Total Exercise Price (multiply Exercise Price Per Share by Number of Option Shares Being Purchased)
	$		$
	$		$
	$		$
	$		$
	$		$
Aggregate Exercise Price			$

5

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